Exhibit 10.45

CONSULTING AGREEMENT

This CONSULTING AGREEMENT, effective as of October 31, 2022, is by and among United Natural Foods, Inc. (the “Company”) and Eric Dorne (the “Consultant”).

The Consultant is voluntarily retiring from the employment of the Company effective on October 29, 2022 (the “Retirement Date”). The Consultant has significant experience in the Company’s industry and considerable knowledge of various aspects of the Company's business, including, among others, the Company’s supply chain, distribution center operations, information technology programs and execution of major capital projects. Accordingly, the Company desires to obtain the benefits of a consulting agreement (“Agreement”) with the Consultant and the Consultant is willing to enter into this Agreement and provide consulting services in accordance with the terms below:

NOW, THEREFORE, in consideration of the terms set forth below, the parties agree as follows:

1.Consulting Services. After the Retirement Date, the Consultant agrees to consult with the Company on the Company’s network operations and ongoing capital projects (“Services”). With respect to such Services, the parties agree as follows:
a.The term of this Agreement shall commence on October 31, 2022 and shall remain in effect for twelve (12) months thereafter; provided, however, that either the Company or the Consultant shall have the right at any time and for any reason whatsoever, upon written notice to the other, to terminate the Agreement. In the event of termination of the Agreement, the Consultant shall be paid for any outstanding Services performed prior to and including the date of termination.
b.The Consultant will be solely responsible for determining the means, manner and method by which he will perform the Services, the times at which those Services will be performed and the sequence of performance of such Services, it being understood that the Company’s intent is the results achieved by the Consultant. The parties agree that the estimated number of hours to perform the Services shall not exceed 16 hours per month.
c.The Company will pay the Consultant for the consulting services actually rendered at an hourly rate of $757 (“Consulting Fee”). The fees specified in this Paragraph 1(c) shall be the sole remuneration paid by the Company to Consultant in exchange for the Services provided by Consultant under this Agreement. Consultant will maintain records for all time spent on the Services. Payment for the Services will be made within thirty (30) days of Consultant's production of an invoice for the Services. All invoices are to be directed to the Company, to the attention of Danielle Benedict, Chief Human Resources Officer with a copy to Goldilac Dayagdag, Executive Project Analyst. The Consultant acknowledges that he will not be an employee of the Company or any of its affiliates during the term of this Agreement and that he will not be treated as an employee for federal or state tax purposes, but as an independent contractor. In acknowledging that Consultant is an independent contractor, Consultant agrees that Consultant shall not be entitled to participate in any insurance or other fringe benefits provided by the Company to its active employees and that the Company shall not be required hereunder to withhold nor shall the Company withhold any income, social security, unemployment or other tax or similar payments from the amounts payable to Consultant under this Agreement, it being agreed by Consultant that Consultant shall file all necessary tax returns and pay all necessary taxes consistent with Consultant's status as an independent contractor, and Consultant is liable for any applicable taxes on the amounts earned by Consultant under this Agreement.
d.Consultant retains the right to provide services to others subject to the Confidentiality provisions in this Agreement and subject to any other confidentiality and restrictive covenant provisions to which Consultant is bound, including but not limited to, restrictive covenants set forth in Section 14.8 of the United Natural Foods, Inc. 2020 Equity Incentive Plan, or any successor provisions of such plan or award agreement issued thereunder.
e.The scope of the Services shall be as mutually agreed by Consultant and J. Alexander Miller Douglas, on behalf of the Company. Consultant will not be subject to the direct supervision of the Company. Consultant shall perform all duties that may be required of and from him pursuant to the terms of this Agreement to the reasonable satisfaction of the Company.

2.Confidentiality. In order that the Consultant may effectively provide the Services contemplated by this Agreement, it may be necessary or desirable for the Company to disclose confidential and proprietary information pertaining to the Company's past, present and future activities. Consultant shall not disclose or reveal to any unauthorized person or knowingly use for the Consultant’s own benefit, any trade secret or other confidential information relating to the Company, or to any of the businesses operated by it, including, without limitation, any customer lists, customer needs, price and performance information, processes, specifications, hardware, software, devices, supply sources and characteristics, business opportunities, potential business interests, marketing, promotional pricing and financing techniques, or other information relating to the business of the Company, and Consultant confirms that such information constitutes the exclusive property of the Company. Such restrictions shall not apply to information which is (i) generally available in the industry, (ii) disclosed through no fault of Consultant or (iii) required to be disclosed pursuant to applicable law or regulation or the order of a governmental or regulatory body (provided that the Company is given reasonable notice of any such required disclosure). Consultant agrees that he will return to the Company upon request, but in any event upon termination of this Agreement, any physical embodiment of any confidential information and/or any summaries containing any confidential information, in whole in part, in any media.

3.Limited Liability. Consultant will not be liable to the Company for any acts or omissions in the performance of the Services unless such acts or omissions constitute or result from gross negligence or willful misconduct by the Consultant. The Company will indemnify and hold Consultant harmless from any obligations, losses, costs, claims, judgments, damages, and expenses (including reasonable attorneys' fees) arising out of, resulting from, or in any way connected with the Services, unless Consultant is found by a court of competent jurisdiction to have been grossly negligent or to have engaged in willful misconduct. The Company may, at its option and at its own expense, assume the defense as to any such claim.

4.Entire Agreement, Amendments. This Agreement contains the entire understanding and agreement between the parties with respect to the Services to be provided and supersedes all other prior agreements and understandings, written or oral, between the parties with respect only to any Services to be provided under this agreement. This Agreement may not be amended except by a written instrument signed by the parties.

5.Notices. Except as otherwise provided above, each Party shall deliver all communications concerning this Agreement by personal delivery, nationally recognized overnight courier (with all fees prepaid), facsimile or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid), to the address last on file with the Company or to such other address as any party may have furnished to the other in writing in accordance herewith. Except as otherwise provided in this Agreement, a formal notice is effective only (a) upon receipt by the receiving party and (b) if the party giving the Notice has complied with the requirements of this section. Notices to the Company shall be to the attention of J. Alexander Miller Douglas.

6.Severability. Whenever possible, each provision of the Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Agreement should be prohibited or invalid, in whole or in part, under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of the Agreement.

7.Arbitration. Any controversies arising out of the terms of this Agreement or its interpretation shall be settled in accordance with the rules of the American Arbitration Association, and the judgment upon award shall be entered in any court having jurisdiction of the matter.

8.Limitation of Damage. Neither Consultant nor the Company shall be liable to the other for, and each party expressly waives, any consequential, incidental, special, exemplary or punitive damages.

9.Legal Compliance. Consultant agrees to comply with all laws, statutes, regulations, and ordinances applicable to Consultant's business and the work performed under this Agreement.

CONSULTANT

/s/ Eric A. Dorne
Eric Dorne
Date:     9/26/2022

UNITED NATURAL FOODS, INC.

/s/ J. Alexander Miller Douglas
J. Alexander Miller Douglas
Date:     9/26/2022